Exhibit 3.69

SOSID: 1575002 Date Filed: 2/17/2017 9:46:00 AM Elaine F. Marshall North Carolina Secretary of State C2017 048 00102

State of North Carolina

Department of the Secretary of State

Limited Liability Company

ARTICLES OF ORGANIZATION

Pursuant to §57D-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.	The name of the limited liability company is:	CCNC Realty Group, LLC
(See Item 1 of the Instructions for appropriate entity designation)

2.	The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both.
Note: This document must be signed by all persons listed.)
	Name	Address	Capacity

	David Messenger	8390 E. Crescent Parkway, Suite 650	Organizer

Greenwood Village, CO 80111

3.	The name of the initial registered agent is:	National Registered Agents, Inc.

4.	The street address and county of the initial registered agent office of the limited liability company is:

Number and Street	160 Mine Lake Ct., Ste. 200

City Raleigh State: NC Zip Code: 27615-6417 County: Wake

5.	The mailing address, if different from the street address, of the initial registered agent office is:

Number and Street

City State: NC Zip Code: County:

6.	Principal office information: (Select either a or b.)

a. ☒ The limited liability company has a principal office.

The principal office telephone number: (678) 533-1175

The street address and county of the principal office of the limited liability company is:

Number and Street: 3440 Toringdon Way, Suite 205

City: Charlotte State: NC Zip Code: 28277 County: Mecklenburg

CORPORATIONS DIVISION (Revised December 2016)	P.O. Box 29622 2	RALEIGH, NC 27626-0622 (Form L-01)

Certification# C201704800102-1 Reference# C201704800102- Page: 2 of 3

The mailing address, if different from the street address, of the principal office of the company is:

Number and Street:

City: State: Zip Code: County:

b. ☐ The limited liability company does not have a principal office.

7.	Any other provisions which the limited liability company elects to include (e.g., the purpose of the entity) are attached.

8.	(Optional): Listing of Company Officials (See instructions on the importance of listing the company officials in the creation document.

Name	Title	Business Address

9.	(Optional): Please provide a business e-mail address:
The Secretary of State’s Office will e-mail the business automatically at the address provided above at no cost when a document is filed. The e-mail provided will not be viewable on the website. For more information on why this service is offered, please see the instructions for this document.

10.	These articles will be effective upon filing, unless a future date is specified:

This is the 16th day of February, 2017.

/s/ David Messenger
Signature

David Messenger, Organizer
Type or Print Name and Title

The below space to be used if more than one organizer or member is listed in Item #2 above.

Signature	Signature

Type and Print Name and Title	Type and Print Name and Title

NOTE:
1. Filing fee is $125. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION (Revised December 2016)	P.O. Box 29622 3	RALEIGH, NC 27626-0622 (Form L-01)

Certification# C201704800102-1 Reference# C201704800102- Page: 3 of 3